DIDAX INC.
COMPUTATION OF EARNINGS PER SHARE
9/30/97

PRIMARY EARNINGS PER SHARE:                    THREE MONTHS ENDED SEPTEMBER 30, 1997
                       Common         Exercise       Assumed                  Assumed      Net Shares  Shares subject
                       Shares          Price        Proceeds   IPO Price    Treas. Stk.      Added      to Recission
                       ------          -----        --------   ---------    -----------      -----      ------------
Common Stock
Assumed issued and outstanding - beginning of period                                        1,160,376      607,433
Rescission reduced on 8/1/97 by 6,000 shares                                                1,160,376      601,433
Rescission reduced on 8/4/97 by 6,000 shares                                                1,160,376      595,433
Rescission reduced on 9/5/97 by 25,000 shares                                               1,160,376      580,433

Stock sold during the year:

PK                                                                                             40,000            0
Lasmanis                                                                                        2,212            0

Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period                                           50,962            0
Detachable Warrants    22,259            4.00         89,036       5.00       17,807            4,452

End of period          09/30/97                       Weighted average share outstanding

                                                      Net loss


                                                      Net loss per share
PRIMARY EARNINGS PER SHARE:                    THREE MONTHS ENDED SEPTEMBER 30, 1997            10/01/97
                                                                 Total          Grant/Purch.      Days           Weighted
                                                                Shares             Date        Outstanding        Shares
                                                                ------             ----        -----------        ------
Common Stock
Assumed issued and outstanding - beginning of period            552,943          07/01/97           30          16,588,290
Rescission reduced on 8/1/97 by 6,000 shares                    558,943          08/01/97            4           2,235,772
Rescission reduced on 8/4/97 by 6,000 shares                    564,943          08/04/97           32          18,078,176
Rescission reduced on 9/5/97 by 25,000 shares                   579,943          09/05/97           26          15,078,518
                                                                                               ----------------------------
                                                                                                    92          51,980,756
Stock sold during the year:

PK                                                               40,000          07/01/97           92           3,680,000
Lasmanis                                                          2,212          07/01/97           92             203,504

Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period             50,962          07/01/97           92           4,688,504
Detachable Warrants                                                              07/10/97           83             369,499
                                                                                                             --------------
                                                                                                                60,922,263
                                                                                                                        92
                                                                                                             --------------
End of period          09/30/97                       Weighted average share outstanding                           662,199

                                                      Net loss                                                    (560,399)
                                                                                                             --------------

                                                      Net loss per share                                             (0.85)

DIDAX INC.
COMPUTATION OF EARNINGS PER SHARE
9/30/97

PRIMARY EARNINGS PER SHARE:                 NINE MONTHS ENDED SEPTEMBER 30, 1997
                   Common   Exercise   Assumed                   Assumed       Net Shares     Shares subject
                   Shares    Price     Proceeds     IPO Price   Treas. Stk.      Added         to Recission
                   ------    -----     --------     ---------   -----------      -----         ------------
Common Stock
Assumed issued and outstanding - beginning of period                            1,160,376         607,433
Rescission reduced on 8/1/97 by 6,000 shares                                    1,160,376         601,433
Rescission reduced on 8/4/97 by 6,000 shares                                    1,160,376         595,433
Rescission reduced on 9/5/97 by 25,000 shares                                   1,160,376         580,433

Stock sold during the year:

PK                                                                                 40,000               0
Lasmanis                                                                            2,212               0

Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period                               50,962               0
Detachable Warrants  22,259     4.00        89,036         5.00       17,807        4,452


End of period     09/30/97                                     Weighted average share outstanding

                                                               Net loss

                                                               Net loss per share
PRIMARY EARNINGS PER SHARE:                       NINE MONTHS ENDED SEPTEMBER 30, 1997          10/01/97
                                                                Total        Grant/Purch.         Days          Weighted
                                                                Shares          Date          Outstanding        Shares
                                                                ------          ----          -----------        ------
Common Stock
Assumed issued and outstanding - beginning of period            552,943        01/01/97             211        116,670,973
Rescission reduced on 8/1/97 by 6,000 shares                    558,943        08/01/97               4          2,235,772
Rescission reduced on 8/4/97 by 6,000 shares                    564,943        08/04/97              32         18,078,176
Rescission reduced on 9/5/97 by 25,000 shares                   579,943        09/05/97              26         15,078,518
                                                                                            -------------------------------
                                                                                                    273        152,063,439
Stock sold during the year:

PK                                                               40,000        04/21/97             163          6,520,000
Lasmanis                                                          2,212        04/23/97             161            356,132

Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period             50,962        01/01/97             273         13,912,626
Detachable Warrants                                                            07/10/97              83            369,499
                                                                                                             --------------
                                                                                                               173,221,696
                                                                                                                       273
                                                                                                             --------------
End of period     09/30/97                Weighted average share outstanding                                       634,512

                                          Net loss                                                              (1,883,785)
                                                                                                             --------------

                                          Net loss per share                                                         (2.97)